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                                                                       Exhibit 5

                                March 20, 1998


Vlasic Foods International Inc.
Campbell Place
Camden, NJ 08103-1799


               Re:  Vlasic Foods International Inc.
                    909,090 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Vlasic Foods International Inc., a New Jersey corporation (the "Company"), in connection with the registration of an aggregate 909,090 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Vlasic Foods International Inc. Savings and 401(k) Plan for Hourly-Paid Employees (the "Plan").

     We have participated in the preparation of the Registration Statement, and have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and upon the effectiveness of the Registration Statement, the Shares issuable under the Plan, when delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

     Our opinions contained herein relate solely to the New Jersey Business Corporation Act, and we express no opinion herein concerning the laws of any other jurisdiction.

     This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.
                                             Very truly yours,

                                             DECHERT PRICE & RHOADS